Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Sealy Corporation (the “Company”) on Form 10-Q for the period ending June 1, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David J. McIlquham, Chief Executive Officer of the Company, and James B. Hirshorn, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

July 16, 2003

/S/ DAVID J. MCILQUHAM
David J. McIlquham Chief Executive Officer (principal executive officer)

/S/ JAMES B. HIRSHORN
James B. Hirshorn Chief Financial Officer (principal financial officer)